Exhibit 99.1

DANAHER REPORTS RECORD SECOND QUARTER 2014 RESULTS

WASHINGTON, D.C., July 17, 2014 -- Danaher Corporation (NYSE:DHR) today announced results for the second quarter of 2014.

Net earnings for the quarter ended June 27, 2014 were $676.4 million, or $0.95 per share on a diluted basis, a 9% increase over diluted net earnings per share of $0.87 for the second quarter of 2013. Included in second quarter of 2014 net diluted earnings per share is a $0.02 per share after-tax gain on the sale of marketable securities.

Revenues for the second quarter of 2014 were $5.0 billion, 5% higher than the $4.7 billion reported for the second quarter of 2013. Core revenues increased 3% in the second quarter of 2014 compared to the second quarter of 2013.

The Company anticipates that GAAP diluted net earnings per share for the quarter ending September 26, 2014 will be in the range of $0.86 to $0.89. The Company also narrowed its diluted net earnings per share guidance for the full year 2014 to $3.67 to $3.72 on a GAAP basis.

H. Lawrence Culp, Jr., President and Chief Executive Officer, stated, “Our team’s execution using the Danaher Business System helped us drive share gains, expand margins and improve free cash flow during the quarter. In addition to strengthening our portfolio of market leading brands through organic growth investments, we have committed over $1 billion to acquisitions since the beginning of April. We believe that our robust balance sheet, continued focus on organic growth opportunities and confidence in deploying our more than $8 billion in acquisition capacity will drive solid performance in the second half of 2014 and beyond.”

Danaher will discuss its results during its quarterly investor conference call today starting at 8:00 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher's website, www.danaher.com, under the subheading “Investor Events.” A replay of the webcast will be available in the same section of Danaher’s website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.

The conference call can be accessed by dialing 888-263-2958 within the U.S. or by dialing 913-312-0852 outside the U.S. a few minutes before the 8:00 a.m. ET start and telling the operator that you are dialing in for Danaher’s investor conference call (access code 3625375). A replay of the conference call will be available shortly after the conclusion of the call and until Thursday, July 24, 2014. You can access the replay by dialing 888-203-1112 within the U.S. or 719-457-0820 outside the U.S. with the access code 3625375. In addition, presentation materials relating to Danaher’s results have been posted to the “Investors” section of Danaher’s website under the subheading “Financial Information.”

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Danaher is a global science and technology innovator committed to helping customers solve complex challenges and improving quality of life around the world. Our family of world class brands has a leadership position in some of the most demanding and attractive industries, including healthcare, environmental and communications. We are a globally diverse team of 66,000 associates, united by a common culture and operating system, the Danaher Business System, which serves as our ultimate competitive advantage. In 2013, we generated $19.1 billion in revenue and our market capitalization at year-end exceeded $50 billion. We are ranked #149 on the Fortune 500 and, during the past 20 years, our stock has outperformed the S&P 500 Index by nearly 2,800 percent. For more information please visit our website: www.danaher.com.

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. The reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached.

Statements in this release that are not strictly historical, including the statements regarding the Company’s anticipated diluted net earnings per share for the third quarter and full year 2014, the expected impact of our growth investments, the acquisition environment and the Company’s acquisition expectations, anticipated performance for the balance of 2014 and beyond and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, deterioration of or instability in the economy, the markets we serve and the financial markets, the impact of our restructuring activities on our ability to grow, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our ability to successfully identify, consummate and integrate appropriate acquisitions and successfully complete divestitures, contingent liabilities relating to acquisitions and divestures, our compliance with applicable laws and regulations (including regulations relating to medical devices and the healthcare industry) and changes in applicable laws and regulations, our ability to effectively address cost reductions and other changes in the healthcare industry, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, risks relating to product defects, product liability and recalls, risks relating to product manufacturing, the impact of our debt obligations on our operations and liquidity, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, labor matters, international economic, political, legal, compliance and business factors, disruptions relating to man-made and natural disasters, security breaches or other disruptions of our information technology systems and pension plan costs. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2013 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the second quarter of 2014. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

Please contact:

Matthew E. Gugino
Vice President, Investor Relations
Danaher Corporation
2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, D.C. 20037
Telephone: (202) 828-0850
Fax: (202) 828-0860

DANAHER CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
($ and shares in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2014	June 28, 2013	June 27, 2014	June 28, 2013
Sales	$4,963.6	$4,737.5	$9,626.3	$9,182.2
Cost of sales	(2,343.4)	(2,242.0)	(4,553.2)	(4,361.0)
Gross profit	2,620.2	2,495.5	5,073.1	4,821.2
Operating costs:
Selling, general and administrative expenses	(1,394.5)	(1,339.7)	(2,745.1)	(2,638.1)
Research and development expenses	(336.4)	(312.2)	(649.8)	(608.6)
Operating profit	889.3	843.6	1,678.2	1,574.5
Non-operating income (expense):
Other income	19.2	—	19.2	229.8
Interest expense	(33.2)	(39.4)	(65.7)	(78.6)
Interest income	3.7	1.6	8.6	2.5
Earnings before income taxes	879.0	805.8	1,640.3	1,728.2
Income taxes	(202.6)	(189.0)	(384.2)	(419.5)
Net earnings	$676.4	$616.8	$1,256.1	$1,308.7
Net earnings per share:
Basic	$0.96	$0.89	$1.79	$1.89
Diluted	$0.95	$0.87	$1.76	$1.85
Average common stock and common equivalent shares outstanding:
Basic	701.2	695.2	700.6	693.6
Diluted	715.6	709.8	715.2	709.1

This information is presented for reference only. A complete copy of Danaher’s Form 10-Q financial statements is available on the Company’s website (www.danaher.com).

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Core Revenue Growth

Components of Revenue Growth	Three Months Ended June 27, 2014 vs. Comparable 2013 Period	Six Months Ended June 27, 2014 vs. Comparable 2013 Period
Core (Non-GAAP)	3.0%	3.0%
Acquisitions (Non-GAAP)	1.5%	1.5%
Impact of Currency Translation (Non-GAAP)	0.5%	0.5%
Total Revenue Growth (GAAP)	5.0%	5.0%

Core Revenue and Core Revenue Growth

We use the term “core revenue” or “sales from existing businesses” to refer to GAAP revenue from existing operations excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition less the impact from the divestiture of a product line the sales of which (prior to the divestiture) were included in sales from acquired businesses (“acquisition sales”), and (2) the impact of currency translation. The portion of GAAP revenue from existing operations attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying current period foreign exchange rates to the prior year period. We use the term “core revenue growth” to refer to the measure of comparing current period core revenue with the corresponding period of the prior year. These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Management believes that these non-GAAP measures provide useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of currency translation from these measures because currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions because the nature, size and number of acquisitions can vary dramatically from period to period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.